UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 17, 2025

Commission File Number: 000-1289047

AI TECHNOLOGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	20-1044677
(State of Incorporation)	(IRS Employer Identification No.)

50 W. Liberty Street, Suite 880, Reno, NV, 89501

 (Address of principal executive offices, zip code)

(800) 394-7440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On December 15, 2025, AI Technology Group Inc. (the “Corporation”) entered into a Share Exchange Agreement with AVM Biotechnology Inc., a Nevada corporation (“AVM”), and Biomed 360 Solutions Corp., a British Columbia corporation (“Biomed 360”), the sole shareholder of AVM.

Under the terms of the agreement, the Corporation agreed to acquire 100% of the issued and outstanding shares of AVM in exchange for 100 common shares of the Corporation. As a result, AVM became a wholly-owned subsidiary of the Corporation.

The transaction is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 15, 2025, the Corporation completed the acquisition of AVM.

●	Consideration: 100 common shares of the Corporation issued to Biomed 360 in exchange for 100 common shares of AVM.
●	Result: AVM is now a wholly-owned subsidiary of the Corporation.
●	Convertible Debentures: AVM has outstanding convertible debentures totaling $1,125,000, convertible into 584,800 common shares of the Corporation. These debentures will be converted into common shares of the Corporation pursuant to the agreement.

Item 3.02 – Unregistered Sales of Equity Securities

The shares issued in connection with the acquisition were not registered under the Securities Act of 1933 and are considered restricted securities under Rule 144. The issuance was made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01 – Financial Statements and Exhibits

Exhibit
2.1	Share Exchange Agreement dated December 15, 2025, among AI Technology Group Inc., AVM Biotechnology Inc., and Biomed 360 Solutions Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI TECHNOLOGY GROUP INC.

Date: December 17, 2025	By:	/s/ Marcus Johnson
Marcus Johnson
Chief Executive Officer

3